UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On March 2, 2007, Tripos, Inc. issued a release announcing that Institutional Shareholder Services (ISS), the leading independent proxy advisor to the institutional marketplace, has recommended that Tripos, Inc. shareholders vote "FOR" the proposed sale of the company's Discovery Informatics business to Vector Capital LLC and "FOR" the proposed plan of liquidation and dissolution.

A copy of Tripos, Inc.'s release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Additional Information About the Transaction

On February. 14, 2007, Tripos, Inc., filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ALL DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC's Web site (www.sec.gov) or from Tripos, Inc., (www.tripos.com) or free of charge by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144. The directors and executive officers of Tripos, Inc., may be considered participants in the solicitation of proxies in favor of the transactions described in the proxy statement from the shareholders of Tripos, Inc. Information about the directors and executive officers of Tripos, Inc., is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 17, 2006. Additional information regarding the interests of such individuals is included in the proxy statement and the other relevant documents filed with the SEC relating to the special meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

Senior Vice President

Chief Financial Officer

Date: March 2, 2007

Exhibit 99.1

Contacts:

Tripos, Inc.

John Yingling

Chief Financial Officer

(314) 647-1099

yingling@tripos.com

Waggener Edstrom Worldwide

Bioscience and Healthcare Practice

Lisa Osborne

Account Director

(202) 326-0793

lisao@waggeneredstrom.com

For Immediate Release

March 2, 2007

ISS Recommends Tripos Shareholders Vote FOR Asset Sale and Liquidation Proposals at March 15 Special Meeting

ST. LOUIS - March 2, 2007 -Tripos, Inc. (Nasdaq: TRPS), announced that Institutional Shareholder Services (ISS), the leading independent proxy advisor to the institutional marketplace, has recommended that Tripos shareholders vote FOR the proposed sale of its Discovery Informatics business to Vector Capital LLC and FOR the proposed plan of liquidation and dissolution. These proposals will be presented at the March 15 special meeting of Tripos shareholders.

In recommending FOR the asset sale, the ISS report stated, "Based on our review of the comprehensive sale process, the impending need for the company to raise funds to meet debt obligations, and the declining trend in core business, we recommend shareholders support the asset sale proposal."

In recommending FOR the liquidation proposal, the ISS report stated, "Since the company will have no business or operations following the asset sale, which we support, we believe that this proposal warrants shareholder support."

Shareholders are encouraged to read Tripos' proxy materials in their entirety, as well all press releases and supplemental materials relating to the special meeting, and to vote FOR the asset sale proposal and FOR the liquidation proposal either by signing and returning their proxy cards or by registering their vote via the Internet or a toll-free telephone number.

Shareholders who have questions or need voting assistance should contact Tripos' proxy solicitor, Morrow & Co., Inc., at (203) 658-9400 or toll-free at (800) 607-0088.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Further information on Tripos can be found at http://www.tripos.com.

Additional Information About the Transaction

On Feb. 14, 2007, Tripos, Inc., filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement on Schedule 14A. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND ALL DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE SPECIAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC's Web site (www.sec.gov) or from Tripos, Inc., (www.tripos.com) or free of charge by directing a request to John Yingling, senior vice president and chief financial officer at Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144. The directors and executive officers of Tripos, Inc., may be considered participants in the solicitation of proxies in favor of the transactions described in the proxy statement from the shareholders of Tripos, Inc. Information about the directors and executive officers of Tripos, Inc., is set forth in the proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on March 17, 2006. Additional information regarding the interests of such individuals is included in the proxy statement and the other relevant documents filed with the SEC relating to the special meeting.

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Note: Permission to use quotations from the ISS report was neither sought nor obtained.

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.